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Exhibit 10.11

                                PROMISSORY NOTE


Principal Sum:   $300,451.15

Date:            May 31, 2001

Maker:           Kevin D. Bower and Maureen C. Bower, or the survivor of them

Holder:          Alltrista Corporation


FOR VALUE RECEIVED, the undersigned Maker promises to pay to the order of the Holder the Principal Sum, plus interest from the date hereof until the date paid at the rate of 5.36% per annum, compounded semi-annually. The Maker agrees that a portion of the Principal Sum in an amount to be determined by the Holder, shall be used to pay a premium on a life insurance policy insuring the lives of Kevin D. Bower and Maureen C. Bower (the "Policy"). The date of this note shall be the date on which the Holder pays the Principal Sum to the Maker.

The entire Principal Sum, plus accrued interest thereon, shall be due and payable within ninety (90) days following the death of the last surviving Maker. All payments hereon shall be made in lawful money of the United States of America to the order of the Holder at Suite 440, 5875 Castle Creek Parkway, North Drive, Indianapolis, IN 46250-4330 or at such other place as the Holder may designate in writing to the Maker from time to time. This Note may be prepaid by the Maker in whole or in part at any time without penalty or premium. If any payment due is not paid within ten (10) business days of the due date, such overdue amount shall bear interest from and after the due date until paid in full at the rate of 10% per annum, compounded annually, or at the maximum rate permitted by law, whichever is less.

The Maker agrees that the Policy shall be owned solely by the Maker (or the last survivor of them), that the estate of the last surviving Maker shall be designated as beneficiary to receive the Policy death benefit or any benefit paid at policy maturity, and that no other person or entity will have any interest in the policy, except as otherwise provided herein. Also, Maker shall not surrender the Policy, in whole or in part, withdraw cash value from or borrow from the Policy, or otherwise pledge or encumber the Policy, except as expressly permitted by the Terms of the Note. Maker further agrees that the entire Principal Sum and accrued interest shall become immediately due and payable, without any further demand or notice, all of which are expressly waived, upon the occurrence of any of the following events:

(1) The Policy is not issued and the entire premium paid within ninety (90) days of the date of this Promissory Note, except that this period can be extended up to an additional sixty (60) days upon written agreement of the Holder and Maker.

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(2)  The Maker attempts to transfer all or any part of its interest in the
     Policy to any other party without the prior written consent of the Holder.

(3) The Maker surrenders the Policy in whole or in part, or borrows from or withdraws cash value from the Policy without the prior written consent of the Holder.

(4) The Maker reduces the face amount of the Policy without the consent of the Holder, but only if the face amount reduction results in a distribution of policy cash values.

The Maker shall not be responsible for paying any additional amounts as Policy premiums, even if it becomes necessary to do so to prevent the Policy from lapsing. However, the Maker, or any other party acting on behalf of the Maker, may pay additional Policy premiums as it elects.

The Holder may transfer or assign its rights under this Note to any individual or entity without the consent of the Maker. However, notice of any such transfer or assignment shall be given to the Maker by the Holder.

At any time while this Promissory Note is outstanding, the Holder may require the Maker to designate the Holder as beneficiary of the entire Policy death benefit, or, if less, the outstanding balance due under this Promissory Note, including any accrued and unpaid interest. Upon the Maker's receipt of a written request from the Holder that the Holder be so designated, the Maker shall, by policy endorsement filed with and recorded by the insurer that issues the Policy, provide for the Holder to receive such portion of the Policy death Benefit from the insurer when such amount becomes payable under the Policy.

The Maker hereby waives presentment, demand for payment, notice of default and notice of protest. The Maker agrees to pay on demand all losses, costs and expenses incurred by the Holder in connection with the enforcement of this Note.

This Note shall be governed by and construed in accordance with the laws of the state of Indiana.

IN WITNESS WHEREOF, the undersigned parties have caused this Note to be duly executed under seal as of the date first above written.


Holder                                      Maker


By: /s/ Thomas B. Clark                     /s/ Kevin D. Bower
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Alltrista Corporation                       Kevin D. Bower

                                            /s/ Maureen C. Bower
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                                            Maureen C. Bower

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